EXECUTION VERSION

AMENDED AND RESTATED DEPOSIT AGREEMENT

by and among

UltraTech Cement Limited

AND

Citibank, N.A.,
as Depositary

AND

The Holders and Beneficial Owners of
Global Depositary Shares
Issued Hereunder

Dated as of [date], 2010

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ii

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AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _______________, 2010, among UltraTech Cement Limited, a limited liability company organized under the laws of the Republic of India as a public company (the “Company”), Citibank, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder and any successor as depositary hereunder (the “Depositary”), and all Holders (as hereinafter defined) and Beneficial Owners (as hereinafter defined) of Global  Depositary Shares (“GDSs”) issued hereunder.

W I T N E S S E T H

WHEREAS, the Company and Citibank, N.A. previously entered into an International Deposit Agreement, dated as of May 27, 2004 (the “Original Deposit Agreement”); and

WHEREAS, in connection with the merger of Samruddhi Cement Limited with the Company (the “Merger”) pursuant to the Scheme of Amalgamation among the Company and Samruddhi Cement Limited, approved by the Hon’ble High Court of Judicature at Bombay on June 11, 2010 and the Hon’ble High Court of Gujarat on July 1, 2010 (the “Scheme of Amalgamation”), the Company desires to amend and restate the Original Deposit Agreement to provide for, among other things, the issuance of GDSs to persons in the United States; and

WHEREAS, the Company desires to provide for (i) deposits of Shares (as hereinafter defined) in connection with the Merger and from time to time thereafter, with the Depositary or the Custodian (as hereinafter defined), which at the date hereof is Citibank, N.A., Mumbai Branch, as agent of the Depositary, for the purposes set forth in this Agreement, (ii) the creation of GDSs representing the Shares so deposited and (iii) if applicable, the execution and delivery of GDRs evidencing the GDSs.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Agreement:

SECTION 1.01. Affiliate.  The term “Affiliate” shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

SECTION 1.02. Agreement.  The term “Agreement” shall mean this Amended and Restated Deposit Agreement and all exhibits hereto, as they may from time to time be amended and supplemented in accordance with the terms hereof.

SECTION 1.03. Beneficial Owner.  The term “Beneficial Owner” shall mean, as to any GDS, any person or entity having a beneficial interest deriving from the ownership of such GDS.  A Beneficial Owner of GDSs may or may not be the Holder of such GDSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the GDSs owned by such Beneficial Owner.  Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the GDSs issued hereunder and registered in his/her/its name. Persons who own beneficial interests in the global depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of GDSs under the terms hereof.

SECTION 1.04. Commission.  The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.05. Company.  The term “Company” shall mean UltraTech Cement Limited, a limited liability company organized under the laws of the Republic of India as a public company, and having its principal office at B-Wing, Ahura Centre, 2nd Floor, Mahakali Caves Road, Andheri (E), Mumbai – 400093, Maharashtra, India, and its successors.

SECTION 1.06. Custodian.  The term “Custodian” shall mean, as of the date hereof, Citibank, N.A., Mumbai and its successors, as agent of the Depositary for the purposes of this Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.07, as a substitute or additional custodian hereunder, and the term “Custodian” shall mean any custodian individually or all of them, collectively, as the context shall require, except for any such person whose appointment has expired or otherwise terminated.

SECTION 1.07. Deliver and Delivery.  The terms “Deliver” and “Delivery” shall mean, when used in respect of GDSs, GDRs, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, if available.

SECTION 1.08. Depositary.  The term “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and any successor as depositary hereunder.

SECTION 1.09. Deposited Securities.  The term “Deposited Securities” as of any time shall mean the Shares at such time deposited under this Agreement and any and all other Shares, securities, property and cash received by the Depositary or the Custodian in respect of such Shares and other Shares and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

SECTION 1.10. Dollars.  The term “dollars” shall mean United States dollars.

SECTION 1.11. DTC.  The term “DTC” shall mean The Depository Trust Company and any successor thereto.

SECTION 1.12. DTC Participant.  The term “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.  A DTC Participant may or may not be a Beneficial Owner.  If a DTC Participant is not the Beneficial Owner of the GDSs credited to its account at DTC, or of the GDSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the GDSs credited to its account at DTC or in respect of which the DTC Participant is so acting.

SECTION 1.13. Exchange Act.  The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.14. Global Depositary Receipt(s) and GDR(s).  The terms “Global Depositary Receipt(s)” and “GDR(s)” shall mean the certificate(s) issued by the Depositary to evidence the Global Depositary Shares issued under the terms of this Agreement in the form of Certificated GDS(s) (as hereinafter defined), as such GDRs may be amended from time to time in accordance with the provisions of this Agreement.  A GDR may evidence any number of GDSs and may, in the case of GDSs held through a central depository such as DTC, be in the form of a “Balance Certificate.”

SECTION 1.15. Global Depositary Share(s) and GDS(s).  The terms “Global Depositary Share(s)” and “GDS(s)” shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Agreement and, if issued as Certificated GDS(s) (as hereinafter defined), the GDR(s) issued to evidence such GDSs.  GDS(s) may be issued under the terms of this Agreement in the form of (a) Certificated GDS(s) (as hereinafter defined), in which case the GDS(s) are evidenced by GDR(s), or (b) Uncertificated GDS(s) (as hereinafter defined), in which case the GDS(s) are not evidenced by GDR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.13. Unless otherwise specified in this Agreement or in any GDR, or unless the context otherwise requires, any reference to GDS(s) shall include Certificated GDS(s) and Uncertificated GDS(s), individually or collectively, as the context may require.  Each GDS shall represent the right to receive, subject to the terms and conditions of this Agreement and the applicable GDR (if issued as a Certificated GDS), two (2) Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.10 with respect to which additional GDSs are not issued, and thereafter each GDS shall represent the right to receive, subject to the terms and conditions of this Agreement and the applicable GDR (if issued as a Certificated GDS), the Deposited Securities determined in accordance with the terms of such Sections.

SECTION 1.16. Holder.  The term “Holder” shall mean the person in whose name the GDSs are registered in the register of the Depositary maintained for such purpose.  If a Holder is not the Beneficial Owner of the GDSs registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the GDSs registered in its name.  The “Holders” or “Owners” (as defined in the Original Deposit Agreement) of global depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become Holders under the terms of this Agreement.

SECTION 1.17. Indian Central Depository System.  The term “Indian Central Depository System” shall mean The National Securities Depository Limited and the Central Depository Services (India) Limited, which provide the book-entry settlement for equity securities in India, or any successor thereto.

SECTION 1.18. Indian Legend.  The term “Indian Legend” shall mean the following statement:

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY AND THE GLOBAL DEPOSITARY SHARES EVIDENCED HEREBY MAY NOT AT ANY TIME BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO ANY PERSON IN INDIA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A RESIDENT OF INDIA, EXCEPT TO INDIAN MUTUAL FUNDS REGISTERED WITH THE SECURITIES AND EXCHANGE BOARD OF INDIA.

THE SHARES REPRESENTED BY THE GDSs EVIDENCED HEREBY WILL NOT BE AVAILABLE FOR WITHDRAWAL UNLESS AN AMOUNT EQUAL TO SUCH SHARES ON DEPOSIT WITH THE CUSTODIAN HAS BEEN BOTH LISTED FOR TRADING ON THE INDIAN STOCK EXCHANGES AND DE-MATERIALIZED.

SECTION 1.19. Indian Stock Exchanges.  The term “Indian Stock Exchanges” shall mean The Bombay Stock Exchange Limited, Dalal Street, Mumbai – 400 001, India and National Stock Exchange of India Limited, Exchange Plaza, 5th Floor, Plot No. C/1, G Block, Bandra-Kurla Complex, Bandra (East) Mumbai – 400 051, India, and any other stock exchange(s) in India on which the Deposited Securities may be listed from time to time.

SECTION 1.20. Merger Deposit.  The term “Merger Deposit” shall mean the deposit of Shares by the Company in connection with the Merger.

SECTION 1.21. Nominee.  The term “Nominee” when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Agreement.  The Nominee shall perform in whatever capacity and to whatever extent under this Agreement as the Depositary designates in its appointment of the Nominee.  Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or facsimile transmission.

SECTION 1.22. Partial Entitlement Legend.  The term “Partial Entitlement Legend” shall mean the following statement:

THIS GDR EVIDENCES GLOBAL DEPOSITARY SHARES REPRESENTING "PARTIAL ENTITLEMENT" EQUITY SHARES OF ULTRATECH CEMENT LIMITED AND AS SUCH DO NOT ENTITLE THE HOLDERS THEREOF TO THE SAME PER SHARE ENTITLEMENT AS OTHER EQUITY SHARES (WHICH ARE "FULL ENTITLEMENT" EQUITY SHARES) ISSUED AND OUSTANDING AT SUCH TIME AS THIS RECEIPT IS ISSUED. THE GLOBAL DEPOSITARY SHARES REPRESENTED BY THIS GDR SHALL ENTITLE HOLDERS TO DISTRIBUTIONS AND ENTITLEMENTS IDENTICAL TO OTHER GLOBAL DEPOSITARY SHARES WHEN THE EQUITY SHARES REPRESENTED BY SUCH GLOBAL DEPOSITARY SHARES BECOME "FULL ENTITLEMENT" EQUITY SHARES.

SECTION 1.23. Principal Office.  The term “Principal Office”, when used with respect to the Depositary, shall be the principal office of the Depositary in The City of New York at which at any particular time its corporate trust business shall be administered, which, at the date of this Agreement, is located at 388 Greenwich Street, New York, New York 10013.

SECTION 1.24. Registrar.  The term “Registrar” shall mean the Depositary or any other bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register GDSs and transfers of GDSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

SECTION 1.25. Restricted Securities.  The term “Restricted Securities” shall mean Shares, Deposited Securities or GDSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, India, or under a shareholder agreement or the Memorandum and Articles of Association of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or GDSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares, Deposited Securities or GDSs are not, when held by such person(s), Restricted Securities.

SECTION 1.26. Rs.  The term “Rs.” Shall mean Rupees, the lawful currency of the Republic of India.

SECTION 1.27. Securities Act.  The term “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.28. Share Registrar.  The term “Share Registrar” shall mean Sharepro Services India (Private) Limited or any other institution organized under the laws of India appointed by the Company to carry out the duties of registrar for the Shares, and any successor thereto.

SECTION 1.29. Shares.  The term “Shares” shall mean the equity shares of the Company, par value Rs. 10 per share, and shall include evidence of the right to receive Shares.  If there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.10, an exchange or conversion in respect of the Shares, the term “Shares” shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.30. United States.  The term “United States” shall mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

ARTICLE II

APPOINTMENT OF DEPOSITARY, BOOK-ENTRY SYSTEM, FORM OF GDRs,
DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF GDRs

SECTION 2.01. Appointment of Depositary.  The Company hereby confirms its prior appointment of the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Agreement.  Each Holder and each Beneficial Owner, upon acceptance of any GDSs (or any interest therein) issued in accordance with the terms and conditions of the Agreement or by continuing to hold, from and after the date hereof any GDSs issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Agreement and the applicable GDR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Agreement and the applicable GDR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Agreement and the applicable GDR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

SECTION 2.02. Form and Transferability of GDSs.

(a)           Form.  Certificated GDSs shall be evidenced by definitive GDRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary.  GDRs may be issued under this Agreement in denominations of any whole number of GDSs.  The GDRs shall be substantially in the form set forth in Exhibit A to this Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in this Agreement or required by law.  GDRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of GDSs.  No GDR and no Certificated GDS evidenced thereby shall be entitled to any benefits under this Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such GDR shall have been so dated, signed, countersigned and registered. GDRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such GDR by the Depositary.  The GDRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not GDRs outstanding hereunder.

(b)           Legends.  The GDRs may be endorsed with, or have incorporated in the text thereof, the Indian Legend, the Partial Entitlement Legend (if required by Section 2.12) and such other legends or recitals not inconsistent with the provisions of this Agreement as (i) may be necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which GDSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) may be necessary to indicate any special limitations or restrictions to which any particular GDRs or GDSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) may be required by any book-entry system in which the GDSs are held.  Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, (x) in the case of Certificated GDSs, on the GDR registered in the name of the applicable Holder or on the GDR representing the GDSs owned by such Beneficial Owner, as applicable, or (y) in the case of Uncertificated GDSs, on the form of GDR attached hereto as Exhibit A.

(c)           Title.  Subject to the limitations contained herein and in the GDR, title to a GDR (and to each Certificated GDS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated GDSs, such GDR has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of a GDS (that is, the person in whose name a GDS is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under this Agreement or any GDR to any holder or any Beneficial Owner unless, in the case of a holder of GDSs,  such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(d)           Book-Entry Systems.  The Depositary shall make arrangements for the acceptance of the GDSs into DTC.  All GDSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”).  As such, the nominee for DTC will be the only “Holder” of all GDSs held through DTC.  Unless issued by the Depositary as Uncertificated GDSs, the GDSs registered in the name of Cede & Co. will be evidenced by one or more GDR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of GDSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of GDSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC.  Each Beneficial Owner of GDSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such GDSs.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the GDSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants.  So long as GDSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the GDSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).  If DTC ceases to make its book-entry settlement systems available for GDSs, the Depositary shall make Uncertificated GDSs available to the Beneficial Owners of such GDSs.

SECTION 2.03. Deposit of Shares.

The Company or any other person acting on behalf of the Company will, upon the Scheme of Amalgamation becoming effective, make the Merger Deposit by Delivery to the Custodian, simultaneously with the issue of equity shares of the Company to the shareholders of Samruddhi Cement Limited, of Shares registered in the name of the Depositary or its nominee (as directed by the Depositary), who will be the holder of record of all such Shares.  Subject to the terms and conditions of this Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.09) at any time, whether or not the transfer books of the Company or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian.  Every deposit of Shares shall be accompanied by the following:  (A) (i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares represented by certificates in bearer form. the requisite coupons and talons pertaining thereto, and (iii) in the case of Shares delivered by book-entry transfer and recordation, confirmation of such book-entry transfer and recordation in the books of the Share Registrar or of the Indian Central Depository System, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of GDSs representing the Shares so deposited, (D) evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in India, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.  The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereafter provided, that such deposit would result in a violation of applicable laws or the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in Section 3.05 or under applicable laws.

Without limiting any other provision of this Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities (except as contemplated by Section 2.14) nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the GDS to Shares ratio would give rise to fractional GDSs.  No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of India and any necessary approval has been granted by any applicable governmental body in India, if any.  In particular, and without limiting the generality of the foregoing, the Depositary agrees to comply, and will cause the Custodian to comply, with the numerical limitations and other applicable conditions set forth in the Operative Guidelines for the Limited Two-Way Fungibility of GDRs under the “Issue of Foreign Currency Convertible Bonds and Ordinary Shares (Through Depository Receipt Mechanism) Scheme, 1993," as amended, issued by the Indian Ministry of Finance.  At the direction of the Company, the Depositary may issue GDSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act, unless (i) a registration statement is in effect as to such Shares or other securities or (ii) the deposit is made upon terms contemplated in Section 2.14, or (B) any Shares or other securities the deposit of which would violate any provisions of the Memorandum and Articles of Association of the Company.  For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to this Agreement and shall not be required to make any further investigation.  The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the ownership restrictions under Section 3.05 and compliance with any applicable laws, including, without limitation, the securities laws of the United States.

The Depositary shall not accept for deposit Shares or other securities in a manner or place other than as specified in this Agreement without the consent of the Company.

The Depositary agrees to instruct the Custodian to place all Shares and any other securities that are Deposited Securities accepted for deposit under this Agreement into an account or accounts that are segregated and separate from the account in which any Shares and such other securities of the Company may be held by such Custodian under any other depositary receipt facility pursuant to which depositary receipts evidencing depositary shares representing Shares are issued.

SECTION 2.04. Issuance and Delivery of GDSs.  The Depositary has made arrangements with the Custodian for the Custodian to confirm to the Depositary upon receipt of a deposit of Shares (i) that a deposit of Shares has been made pursuant to Section 2.03, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders’ register maintained by or on behalf of the Company by the Share Registrar if registered Shares have been deposited or, if deposit is made by book-entry transfer, confirmation of such transfer in the books of the Indian Central Depository System, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order GDSs are deliverable in respect thereof and the number of GDSs to be so delivered.  Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission.  Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Agreement and applicable law, shall issue the GDSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver at its Principal Office GDR(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of GDSs to which such person(s) are entitled, but, in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing GDSs (as set forth in Section 5.06) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the GDS(s).  The Depositary shall only issue GDSs in whole numbers and deliver, if applicable, GDR(s) evidencing whole numbers of GDSs.  Nothing herein shall prohibit any Pre-Release Transaction (as defined in Section 5.11) upon the terms set forth in the Agreement.

In connection with any corporate action requiring the transfer or exchange of any GDSs, the Company and the Depositary may agree to require holders to execute and deliver such certificates or endorsements as may be deemed reasonably necessary.

SECTION 2.05. Transfer, Combination and Split-up of GDRs.  The Registrar, subject to applicable law and the terms and conditions of this Agreement, shall register transfers of any GDR (and of the GDSs represented thereby) on its transfer books if each of the following conditions has been satisfied:  (i) Delivery of any GDR by the Holder thereof in person or by duly authorized attorney to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered GDRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), (iii) the surrendered GDRs have been duly stamped as may be required by any applicable law, (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.06) have been paid, subject, however, in each case, to the terms and conditions of the applicable GDRs, of the Agreement and of applicable law, in each case as in effect at the time thereof.   Thereupon, the Depositary shall execute a new GDR or GDRs and deliver the same to or upon the order of the person entitled thereto.

The Registrar, subject to the terms and conditions of this Agreement and applicable law, shall upon Delivery to the Depositary at its Principal Office of a GDR or GDRs for the purpose of effecting a split-up or combination of such GDR or GDRs, and payment of all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.06) execute and Deliver a new GDR or GDRs in the name of the same Holder for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as the GDR or GDRs surrendered.  In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Agreement.

The Depositary, after consultation with the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of GDRs at designated offices on behalf of the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary, after consultation with the Company.  Each co-transfer agent appointed under this Section 2.05 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Agreement.  In carrying out its functions, a co-transfer agent may, in accordance with the terms of this Agreement, require evidence of authority and compliance with applicable laws and other requirements by Holders or Beneficial Owners or persons entitled to GDRs and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.06. Surrender of GDSs and Withdrawal of Securities.  Subject to the receipt by the Depositary and/or Custodian (as the case may be) of written confirmation from the Company of the dematerialization of the Shares and the receipt of listing and trading approvals from the Indian Stock Exchanges, the Holder of GDSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the GDSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered GDSs to the Depositary at its Principal Office (and if applicable, the GDRs evidencing such GDSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the GDRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the GDSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.06 and Exhibit B) have been paid, subject, however, in each case, to the terms and conditions of the GDRs evidencing the surrendered GDSs, of this Agreement, of the Company’s Memorandum and Articles of Association and of any applicable laws and the rules of Indian Central Depository System, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.  Such delivery of Deposited Securities shall be made without unreasonable delay.

The Depositary shall restrict the withdrawal of designated Deposited Securities whenever it is notified in writing by the Company that such withdrawal would result in a breach of ownership restrictions under applicable Indian law, subject, however, to Section 2.07 of this Agreement.  Certificates for withdrawn Deposited Securities may contain such legends, and the withdrawn Deposited Securities may be subject to such transfer restrictions or certifications, as the Company or the Depositary may from time to time determine to be necessary for compliance with applicable laws.

The Company has informed the Depositary that, under Indian laws, practices and procedures as in effect as of the date hereof, no Shares may be withdrawn upon presentation of GDSs (and if applicable, the GDRs evidencing such GDSs) for cancellation under this Section 2.06 until (i) the Company has delivered written confirmation that the number of Shares requested for withdrawal have been listed for trading on the Indian Stock Exchanges (such Shares, the “Listed Shares”) to the Custodian, (ii) the Listed Shares have been de-materialized (such Shares, the “De-Materialized Shares,” and Shares that are both Listed Shares and De-Materialized Shares, hereinafter referred to as the “Final Shares”), and (iii) an equivalent number of Final Shares are available at the facilities of the Custodian.   The parties hereto acknowledge and agree that (a) the Depositary will deliver Shares represented by GDSs (and if applicable, the GDRs representing such GDSs) presented for cancellation pursuant to this Section 2.06 only to the extent of the number of Final Shares then on deposit with the Custodian, (b) the Depositary will process presentations of GDSs for withdrawal of Final Shares under this Section 2.06 on a first come, first served basis, (c) the Depositary will complete requests for cancellation of GDSs and withdrawal of the Shares represented thereby only to the extent of the number of Final Shares at such time on deposit with the Custodian, (d) the Depositary will refuse to complete a request for cancellation of GDSs and withdrawal of Shares to the extent the number of Shares requested for withdrawal exceeds the number of Final Shares at such time deposited with the Custodian, and (e) the Depositary reserves the right to suspend withdrawals of Shares under this Section 2.06 until such time as the requisite number of Final Shares are deposited with the Custodian.  The Company agrees to deliver to the Depositary and/or the Custodian, as applicable, written confirmation of the number of Listed Shares deposited with the Custodian under this Agreement promptly upon the receipt of confirmation of listing from the Indian Stock Exchanges of such Shares.  The Depositary will instruct the Custodian to deliver to the Depositary confirmation of the satisfaction of all the requirements for the de-materialization of the Listed Shares as soon as practicable upon the de-materialization of such Listed Shares.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the GDSs Delivered to it (and, if applicable, the GDRs evidencing the GDSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the GDSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the GDSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of this Agreement, of the GDRs evidencing the GDSs so cancelled, of the Memorandum and Articles of Association of the Company, of any applicable laws and of the rules of the Indian Central Depository System, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept surrender of GDSs or written instructions for the purpose of withdrawal of less than one Share.  In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares.  In the case of surrender of  GDSs representing other than a whole number of Shares, the Depositary shall cause delivery of the appropriate whole number of Shares as hereinabove provided, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such GDSs the number of GDSs representing any remaining fractional Shares or (ii) sell or cause to be sold the fractional Shares represented by the GDSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the GDSs.

Notwithstanding anything else contained in any GDR or this Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the GDSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering GDSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such GDSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.07. Limitations on Execution and Delivery, Transfer, etc. of GDSs; Suspension of Delivery, Transfer, etc.  As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any GDSs for the purpose of withdrawal of any Deposited Securities, the delivery of any distribution thereon or adjustment to the Depositary's records in order to reflect deposit of Shares or such transfer, surrender or withdrawal, the Depositary or the Custodian, or the Company by written instructions to the Depositary, may require (i) payment from the Holder, depositor of Shares or the presenter of GDSs of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, custody or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Agreement, including but not limited to, in the case of GDRs, a signature guarantee in accordance with industry practice, (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal and sale of Deposited Securities, (iv) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities Act and rules and regulations thereunder and (v) compliance with such other restrictions, if any, as the Depositary and the Company may establish consistent with the provisions of this Agreement.

Upon notice to the Company, the issuance of GDSs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of GDSs in particular instances may be refused, or the registration of transfers of GDSs generally may be suspended, or the surrender of outstanding GDSs for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission or any securities exchange on which the GDSs or Shares are listed, or under any provision of this Agreement or the representative GDR(s), if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.09.

Notwithstanding any provision of this Agreement or any GDR(s) to the contrary, Holders are entitled to surrender outstanding GDSs to withdraw the Deposited Securities associated herewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the GDSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

SECTION 2.08. Lost GDRs, etc.  In case any GDR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new GDR of like tenor and registered in the same name, in exchange and substitution for such mutilated GDR upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen GDR, upon the filing by the Holder thereof with the Depositary of (a) a written request for such exchange, execution and delivery before the Depositary has notice that the GDR has been acquired by a bona fide purchaser and (b) an indemnity bond for the benefit of the Company and the Depositary reasonably satisfactory to the Company and the Depositary, and upon satisfying any other reasonable requirements imposed by the Depositary and by the Company upon notice to the Depositary including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such GDR, the authenticity thereof and the Holder's ownership thereof.

SECTION 2.09. Cancellation and Destruction of Surrendered GDRs.  All GDRs surrendered to the Depositary shall be canceled by the Depositary. Canceled GDRs shall not be entitled to any benefits under this Agreement or be valid or enforceable for any purpose.  The Depositary is authorized to destroy surrendered GDRs so canceled, provided the Depositary maintains a record of all destroyed GDRs. Any GDSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of GDSs evidenced by the Balance Certificate to be reduced by the number of GDSs surrendered (without the need to physically destroy the Balance Certificate).

SECTION 2.10. Maintenance of Records.  The Depositary shall maintain records of all GDSs surrendered and Deposited Securities withdrawn under Section 2.06, of substitute GDRs delivered under Section 2.08 and of GDRs canceled or destroyed under Section 2.09 in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

SECTION 2.11. Escheatment.  In the event any unclaimed property relating to the GDSs, for any reason, is in the possession of Depositary and has not been claimed by the Holder thereof or cannot be delivered to the Holder thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

SECTION 2.12. Partial Entitlement GDSs.  In the event any Shares are deposited which (i) entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit or (ii) are not fully fungible (including, without limitation, as to settlement or trading) with the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Agreement, issue GDSs representing Partial Entitlement Shares which are separate and distinct from the GDSs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) and, if applicable, by issuing GDRs evidencing such GDSs with applicable notations thereon (“Partial Entitlement GDSs/GDRs” and “Full Entitlement GDSs/GDRs”, respectively).  If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement GDSs and give Holders of Partial Entitlement GDRs the opportunity to exchange such Partial Entitlement GDRs for Full Entitlement GDRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement GDRs and GDSs, on the one hand, and (ii) the Full Entitlement GDRs and GDSs on the other.  Holders and Beneficial Owners of Partial Entitlement GDSs shall only be entitled to the entitlements of Partial Entitlement Shares.  Holders and Beneficial Owners of Full Entitlement GDSs shall be entitled only to the entitlements of Full Entitlement Shares.  All provisions and conditions of this Agreement shall apply to Partial Entitlement GDRs and GDSs to the same extent as Full Entitlement GDRs and GDSs, except as contemplated by this Section 2.12.  The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on GDRs) to give effect to the terms of this Section 2.12.  The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.  All GDRs representing Partial Entitlement GDSs shall bear, in addition to other legends required by this Agreement, the Partial Entitlement Legend.

SECTION 2.13. Certificated/Uncertificated GDSs.  Notwithstanding any other provision of this Agreement, the Depositary may, at any time and from time to time, issue GDSs that are not evidenced by GDRs (such GDSs, the “Uncertificated GDS(s)” and the GDS(s) evidenced by GDR(s), the “Certificated GDS(s)”).  When issuing and maintaining Uncertificated GDS(s) under this Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities.  Uncertificated GDSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose.  Holders of Uncertificated GDSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated GDS(s) for Certificated GDS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated GDSs.  Holders of Certificated GDSs shall, if the Depositary maintains a direct registration system for the GDSs, have the right to exchange the Certificated GDSs for Uncertificated GDSs upon (i) the due surrender of the Certificated GDS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the GDR evidencing the Certificated GDS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of this Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated GDS(s) for Uncertificated GDS(s).  Uncertificated GDSs shall in all respects be identical to Certificated GDS(s) of the same type and class, except that (i) no GDR(s) shall be, or shall need to be, issued to evidence Uncertificated GDS(s), (ii) Uncertificated GDS(s) shall, subject to the terms of this Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated GDS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated GDSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated GDS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of this Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated GDS(s) shall not be entitled to any benefits under this Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated GDS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated GDSs and with any transfer, pledge, release and cancellation of Uncertificated GDSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of this Agreement, the Depositary shall not require Holders of Uncertificated GDSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated GDSs under the terms of Section 6.02 of this Agreement.  When issuing GDSs under the terms of this Agreement, including, without limitation, issuances pursuant to Sections 2.04, 4.03, 4.04, 4.05, 4.06 and 4.10, the Depositary may in its discretion determine to issue Uncertificated GDSs rather than Certificated GDSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated GDSs.  All provisions and conditions of this Agreement shall apply to Uncertificated GDSs to the same extent as to Certificated GDSs, except as contemplated by this Section 2.13.  The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.13.  Any references in this Agreement or any GDR(s) to the terms “Global Depositary Share(s)” or “GDS(s)” shall, unless the context otherwise requires, include Certificated GDS(s) and Uncertificated GDS(s).  Except as set forth in this Section 2.13 and except as required by applicable law, the Uncertificated GDSs shall be treated as GDSs issued and outstanding under the terms of this Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated GDSs, any conflict arises between (a) the terms of this Agreement (other than this Section 2.13) and (b) the terms of this Section 2.13, the terms and conditions set forth in this Section 2.13 shall be controlling and shall govern the rights and obligations of the parties to this Agreement pertaining to the Uncertificated GDSs.

SECTION 2.14. Restricted GDSs.  The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of GDSs issued under the terms hereof (such Shares, “Restricted Shares”).  Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of GDSs representing the right to receive, subject to the terms of this Agreement and the applicable GDR (if issued as a Certificated GDS), such deposited Restricted Shares (such GDSs, the “Restricted GDSs,” and the GDRs evidencing such Restricted GDSs, the “Restricted GDRs”).  Notwithstanding anything contained in this Section 2.14, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted GDSs in uncertificated form (“Uncertificated Restricted GDSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate.  The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws.  The depositors of such Restricted Shares and the Holders of the Restricted GDSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted GDRs and Restricted GDSs or the withdrawal of the Restricted Shares represented by Restricted GDSs to provide such written certifications or agreements as the Depositary or the Company may require.  The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted GDRs (if the Restricted GDSs are to be issued as Certificated GDSs), or to be included in the statements issued from time to time to Holders of Uncertificated GDSs (if issued as Uncertificated Restricted GDSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted GDSs, and, if applicable, the Restricted GDRs evidencing the Restricted GDSs, may be transferred or the Restricted Shares withdrawn.  The Restricted GDSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder.  The Restricted Shares and the Restricted GDSs shall not be eligible for Pre-Release Transactions.  The Restricted GDSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the GDSs issued under the terms hereof that are not Restricted GDSs.  The Restricted GDSs, and, if applicable, the Restricted GDRs evidencing the Restricted GDSs, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by this Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted GDSs presented, and, if applicable, the Restricted GDRs evidencing the Restricted GDSs, are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted GDSs presented for transfer.  Except as set forth in this Section 2.14 and except as required by applicable law, the Restricted GDSs and the Restricted GDRs evidencing Restricted GDSs shall be treated as GDSs and GDRs issued and outstanding under the terms of this Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted GDSs, any conflict arises between (a) the terms of this Agreement (other than this Section 2.14) and (b) the terms of (i) this Section 2.14 or (ii) the applicable Restricted GDR, the terms and conditions set forth in this Section 2.14 and of the Restricted GDR shall be controlling and shall govern the rights and obligations of the parties to this Agreement pertaining to the deposited Restricted Shares, the Restricted GDSs and Restricted GDRs.

If the Restricted GDRs, the Restricted GDSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary and the Company setting forth, inter alia, that the Restricted GDRs, the Restricted GDSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted GDRs, the Restricted GDSs and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.14 and the other Shares held on deposit under the terms of this Agreement that are not Restricted Shares, (ii) treat the newly unrestricted GDRs and GDSs on the same terms as, and fully fungible with, the other GDRs and GDSs issued and outstanding under the terms of this Agreement that are not Restricted GDRs or Restricted GDSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.14 between the applicable Restricted GDRs and Restricted GDSs, respectively, on the one hand, and the other GDRs and GDSs that are not Restricted GDRs or Restricted GDSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted GDSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF GDRs

SECTION 3.01. Filing Proofs, Certificates and Other Information.  Any person depositing Shares, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, taxpayer status, payment of applicable taxes or governmental charges, or legal or beneficial ownership of the GDSs and Deposited Securities and the nature of such interest, compliance with all applicable laws and the terms of the Agreement, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties as the Depositary, the Custodian or the Company may deem necessary or proper.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any GDS or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.09, the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties are made.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval or copies of written representations and warranties which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or GDSs for cancellation, transfer or withdrawal.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

SECTION 3.02. Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any tax or governmental charge shall become payable with respect to any Deposited Securities, GDSs or GDRs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary.  The Depositary may (and at the request of the Company shall) refuse, and the Company shall be under no obligation, to issue GDSs, deliver GDSs, register the transfer of all or part of any GDSs, register the split-up or combination of GDRs and (subject to Section 7.09) the withdrawal of Deposited Securities until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the GDSs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners of such GDSs remaining liable for any deficiency.

SECTION 3.03. Representations and Warranties on Deposit, Transfer and Surrender and Withdrawal of Shares or GDRs.  Each person depositing Shares under this Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive (or similar) rights, that the person making such deposit is duly authorized so to do, and that the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that the Shares presented for deposit have not been stripped of any rights or entitlements and are not, and the GDSs will not be Restricted Securities (except as contemplated in Section 2.14) and the deposit of the Shares will not violate the registration requirements of the Securities Act.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of GDSs or adjustments in the Depositary's records in respect thereof.  Every such person shall also be deemed to represent and warrant that such person is not and shall not become at any time while such person holds GDRs or any beneficial interest therein an Affiliate of the Company.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.04. Compliance With Information Requests.  Notwithstanding any other provision of this Agreement or any GDR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the Indian Stock Exchanges, and any other stock exchange on which the Shares or GDSs are, or will be, registered, traded or listed or the Memorandum and Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns GDSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such GDSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

SECTION 3.05. Ownership Restrictions.  Notwithstanding any other provision in this Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or under the Memorandum and Articles of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the GDSs where such transfer may result in the total number of Shares represented by the GDSs owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of GDSs, the removal or limitation, of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the GDSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Memorandum and Articles of Association of the Company.

SECTION 3.06.   Reporting Obligations and Regulatory Approvals.  Applicable laws and regulations may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of GDSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances.  Holders and Beneficial Owners of GDSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals.  Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations in effect from time to time.  Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE IV

RIGHTS RELATING TO THE DEPOSITED SECURITIES;
      CERTAIN OBLIGATIONS OF THE DEPOSITARY

SECTION 4.01. Power of Attorney.  Each Holder and Beneficial Owner, upon acceptance of GDSs issued in accordance with the terms hereof or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Agreement.

SECTION 4.02. Cash Distributions, Withholding.  Whenever the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give notice thereof to the Depositary at least fifteen (15) days prior to the proposed distribution, specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish the GDS Record Date upon the terms described in Section 4.08.  Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution in respect of any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Securities or any other entitlements held in respect of Deposited Securities under the terms hereof, subject to the provisions of Section 4.07 and if in the judgment of the Custodian or Depositary, such dividend or distribution or proceeds received in foreign currency may be converted on a practicable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto, then the Custodian or Depositary shall convert or cause to be converted as promptly as practicable such foreign currency into dollars and distribute the amount thus received (without liability for interest and less any reasonable and customary expenses incurred by the Custodian or Depositary in converting such foreign currency) to the Holders entitled thereto as of the GDS Record Date in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary in accordance with Section 5.06; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of the GDSs representing such Deposited Securities shall be reduced accordingly.  If at any time in the judgment of the Depositary the amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto.  The Custodian or the Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the net sum received by the Depositary for distribution to Holders of GDSs.  The Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  The Depositary, the Custodian, the Company or its agent may, but shall not be obligated to, take all reasonable steps to file or cause to be filed any such reports necessary to obtain benefits under any applicable taxation treaties for the Holders or Beneficial Owners of GDSs.

SECTION 4.03. Distributions in Shares.  Whenever the Company intends to make a free distribution of, Shares, the Company shall give notice thereof to the Depositary at least fifteen (15) days prior to the proposed distribution, specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish the GDS Record Date upon the terms described in Section 4.08.  Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary may, and shall, if the Company so requests, either (i) distribute to the Holders as of the GDS Record Date, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDSs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution or (ii) if additional GDSs are not so distributed, take all actions necessary so that each GDS issued and outstanding after the GDS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby, in either case after deduction or upon payment of the fees and expenses of the Depositary in accordance with Section 5.06; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders as to which question the Depositary intends to rely on a legal opinion provided in accordance with Section 5.09) the Depositary deems such distribution not to be practicable, the Depositary may (i) adopt such method as it may deem practicable for the purpose of effecting such distribution, including the public or private sale of the Shares thus received, or any part thereof, and the prompt distribution of the net proceeds of any such sale to the Holders entitled thereto as in the case of a distribution received in cash or (ii) refrain from effecting such distribution altogether.  In lieu of issuing fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02.

SECTION 4.04. Elective Distributions in Cash or Shares.  Whenever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least forty-five (45) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution and whether or not it wishes such elective distribution to be made available to Holders of GDSs.  Upon the timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of GDSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable, and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.09.  If the above conditions are not satisfied, the Depositary shall establish a GDS Record Date (as defined in Section 4.08) on the terms described in Section 4.08 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in India in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.02 or (Y) additional GDSs representing such additional Shares upon the terms described in Section 4.03.  If the above conditions are satisfied, the Depositary shall establish a GDS Record Date (as defined in Section 4.08)) on the terms described in Section 4.08 and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional GDSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.02, or (Y) in GDSs, the distribution shall be made upon the terms described in Section 4.03.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than GDSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

SECTION 4.05. Rights.  In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i) if at the time of the offering of any rights the Depositary determines that it is lawful and practicable to make such rights available to all or certain Holders or Beneficial Owners by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form as it may determine to such Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem practicable in order to facilitate the exercise, sale or transfer of rights by such Holders, if lawful and practicable; or

(ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not practicable to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as it may deem proper, and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the accounts of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any GDS or GDSs, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution pursuant to Section 4.02 herein.

The Depositary will not offer any rights to the Holders or Beneficial Owners unless and until a registration statement under the Securities Act is in effect, or unless the offering and sale of such rights or securities to the Holders or Beneficial Owners are in the opinion of United States counsel satisfactory to the Depositary exempt from registration under the provisions of such Act.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  The Company shall have no obligation to register such rights or such securities under the Securities Act or other applicable law.

SECTION 4.06. Distributions Other than Cash, Shares or Rights.  Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Custodian or the Depositary shall, as promptly as practicable, cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary in accordance with Section 5.06, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such securities or property, in whole or in part, cannot be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders as to which question the Depositary intends to rely on a legal opinion provided in accordance with Section 5.09) the Depositary deems such distribution not to be practicable, the Depositary may adopt such method as it may deem practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed to the Holders entitled thereto as in the case of a distribution received in cash.

SECTION 4.07. Conversion of Foreign Currency.  Whenever the Depositary or Custodian receives currency other than dollars (in this Section referred to as “foreign currency”), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto, the Depositary or Custodian shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be promptly distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary or Custodian shall have the authority to file such application for approval or license, if any, as it may deem desirable.  In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary determines that in its judgment any foreign currency received by it or the Custodian is not convertible on a practicable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or any appropriate document evidencing the right to receive such foreign currency) received by it or the Custodian to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may, subject to all applicable currency and exchange regulations, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders for whom such conversion and distribution is not practicable.

SECTION 4.08. Fixing of Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of or solicitation of consents or proxy of holders of Shares or other Deposited Securities or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (the “GDS Record Date”) after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) (a) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or to receive notice as to such meeting, (b) for fixing the date on or after which each GDS will represent the changed number of Shares, or (c) in respect of other matters.  Subject to applicable law and the provisions of Sections 4.02 through 4.07, 4.09, 4.10 and to the other terms and conditions of this Agreement, only the Holders of GDSs at the close of business in New York on such GDS Record Date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof and to exercise the rights of Holders hereunder with respect to such changed number of Shares represented by each GDS, in proportion to the number of GDSs held by them respectively.

SECTION 4.09. Voting of Deposited Securities.  Holders and Beneficial Owners will have no voting rights with respect to the Deposited Securities.  The Depositary will not exercise any voting rights in respect of the Deposited Securities unless it is required to do so by the law of the Republic of India.

As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, if requested in writing by the Company, fix the GDS Record Date for determining the Holders entitled to receive information as to such meeting or solicitation of consent or proxy in accordance with Section 4.08 and shall distribute to the Holders as of the GDS Record Date: (a) such notice of meeting or solicitation of consent or proxy, and (b) a statement that the Holders of GDSs do not have the right to instruct the Depositary to vote the Shares or other Deposited Securities represented by their GDSs.

Notwithstanding anything contained in this Agreement or any GDR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of any stock exchange on which the GDSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials.)

If the Depositary is required by Indian law to exercise any voting rights in respect of the Deposited Securities, the Depositary will, subject to receipt of an opinion of the Company’s Indian counsel reasonably satisfactory to the Depositary that it is required so to do and such action is in conformity with all applicable laws of the Republic of India, vote the Shares then held on deposit in the same manner and in the same proportion as the other shareholders of the Company exercising voting rights in favor of or against any resolution under consideration before the meeting of the shareholders of the Company. Except as provided in the foregoing sentence, the Depositary shall not exercise any voting rights with respect to the Shares and shall have no liability to the Company or any Holder or Beneficial Owner for any action taken or not taken, as the case may be, pursuant to Section 4.09 of this Agreement.  By holding or continuing to hold GDSs, Holders are deemed to consent to the foregoing voting provisions.

Shares which have been withdrawn pursuant to the provisions of this Agreement and transferred on the Company's register of shareholders to a person other than the Depositary or its nominee may be voted by such person.

SECTION 4.10. Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any shares, other securities or other property which shall be received by the Depositary or the Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities of the Company shall, to the extent permitted by law, be treated as new Deposited Securities, and the GDSs shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional or new GDSs are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company's approval, and shall, at the Company's request, subject to receipt of an opinion of counsel satisfactory to the Depositary that such distributions are not in violation of applicable laws and regulations, (i) issue and deliver additional GDSs or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, (ii) amend this Agreement and the applicable GDRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the GDSs, (iv) call for the surrender of outstanding GDRs to be exchanged for new GDRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the GDSs.  The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of GDSs.  In lieu of delivering fractional GDSs, the Depositary shall sell the number of Shares or GDSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.02. Notwithstanding the foregoing, if the Depositary determines that any such adjustment, delivery or exchange is not lawful or practicable, the Depositary may, and shall, if the Company so requests, subject to receipt of an opinion of counsel satisfactory to the Depositary that such action is not in violation of applicable laws and regulations, sell such securities or property at public or private sale and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.02 herein.  The Depositary shall not be responsible for (i) any failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.

SECTION 4.11. Available Information.  The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market.  As of the date hereof the Company’s internet website is www.ultratechcement.com.  The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b).  The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of this Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

SECTION 4.12. Transmittal by the Depositary of Company Notices, Reports and Communications.  The Depositary shall make available for inspection by Holders at its Principal Office and at the principal office of each Custodian copies of this Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall, if so requested by the Company, also deliver to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.08.  The furnishing of copies of such notices, reports and communications by the Company to the Depositary for transmittal to the Holders shall not constitute a recognition by the Company that any such persons have rights as legal owners of Shares or that notification to such persons is necessary under Indian law prior to the Company taking any corporate action or shareholder vote.

SECTION 4.13. Withholding.  Notwithstanding any other provision of this Agreement, in the event that the Depositary determines that any distribution of property (including Shares, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of GDSs held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Agreement.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.  As a condition to receiving such benefits, Holders and Beneficial Owners of GDSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law.  The Holders and Beneficial Owners may be required to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Notwithstanding any other provision of this Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, under applicable law, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company shall have no obligation to any Holder to apply a rate under any treaty or other arrangement between the Republic of India and the country within which such Holder is resident unless such Holder has timely provided to the Company evidence of the residency of such Holder that is satisfactory to the relevant tax authorities of the Republic of India.

When requested by the Company prior to the distribution of dividends by the Company or pursuant to a termination of this Agreement, the Depositary shall send to all Holders entitled to receive such dividend or as to which property is being sold as aforesaid, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Holder's tax residence.  The Depositary shall forward any such evidence received by it to the Company, in the case of dividends, or to the relevant purchaser or securities company, in the case of sales of property, in order to establish any such Holder's country of tax residence.  The Depositary shall have no obligation or liability to any person if any Holder fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Holder to obtain the benefit of any tax treaty.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e. stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the GDSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary.  Until termination of this Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the issuance and delivery of GDSs, the acceptance for surrender of GDS(s) for the purpose of withdrawal of Deposited Securities, the registration of issuances, cancellations, transfers, combinations and split-up of GDR(s) and, if applicable, to countersign GDRs evidencing the GDSs so issued, transferred, combined or split-up, in each case in accordance with the provisions of this Agreement.

The Depositary shall keep books at its Principal Office for the registration of GDRs and transfers of GDRs which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Agreement, the GDSs or the GDRs.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or when reasonably requested by the Company subject, in all cases, to Section 7.09.

If any GDSs are listed on one or more stock exchanges or automated quotation systems in the United States or outside the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of issuances, cancellations, transfers, combinations and split-ups of GDSs and, if applicable, to countersign GDRs evidencing the GDSs so issued, transferred, combined or split-up, in accordance with any requirements of such exchange(s) or system(s).  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of GDRs at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed and substitutes may be appointed by the Depositary.

SECTION 5.02. Lists of Holders.  Upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of GDSs by all persons in whose names GDSs are registered on the books of the Depositary.  Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Agreement shall be made available to the Company upon reasonable request.

SECTION 5.03. Obligations of the Depositary, the Custodian and the Company.  The Company and its directors, employees, agents and affiliates assume no obligation nor shall they be subject to any liability under this Agreement (or the GDRs) to Holders, Beneficial Owners or other persons, except that each of them agrees to act in good faith and without negligence in the performance of its obligations set forth in this Agreement.

The Depositary and its directors, employees, agents and affiliates assume no obligation nor shall they be subject to any liability under this Agreement to Holders, Beneficial Owners or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to act in good faith and without negligence in the performance of its duties set forth in this Agreement.  The Depositary will not enforce the rights, if any, of Holders or Beneficial Owners as beneficial owners of Shares, nor will it enforce, on behalf of Holders or Beneficial Owners, its rights as legal owner of the underlying Shares.  The legal relationship created between the Depositary and the Holders and the Beneficial Owners is not a trust and the Depositary will not be acting as a trustee for the Holders or the Beneficial Owners.

The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or the Company or their respective agents.

Neither the Depositary nor the Company nor any director, employee, agent or affiliate of the Depositary or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian or agent of the Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor any director, employee, agent or affiliate of the Depositary or the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders and Beneficial Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, or for any tax consequences that may result from the ownership of GDSs, Shares or Deposited Securities, for allowing any rights to lapse upon the terms of this Agreement or for the failure or timeliness of any notice from the Company.

SECTION 5.04. Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder, Beneficial Owner or other person, if by reason of any provision of any present or future law or regulation of the United States, the Republic of India or any other country or jurisdiction, or of any other governmental authority or stock exchange, or by reason of any act of God, terrorism or war or other circumstances beyond its control, or, in the case of the Depositary, by reason of any provision, present or future, of the Company's Memorandum or Articles of Association, or of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company or any of their respective directors, employees, agents or affiliates is prevented, delayed or forbidden from, or is subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement or the Deposited Securities it is provided shall be done or performed nor shall the Depositary, the Company or any of their directors, employees, agents or affiliates incur any liability to any Holder, Beneficial Owner or other person by reason of any nonperformance or delay, caused by any of the aforesaid, in performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement or the Company's Memorandum or Articles of Association including, without limitation, any loss occasioned by sale of Shares.  Where, by the terms of a distribution pursuant to Section 4.02, 4.03, 4.04 or 4.06 of this Agreement, a distribution in connection with an event described in Section 4.10 of this Agreement, or an offering or distribution pursuant to Section 4.05 of this Agreement, or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may, without liability to Holders and Beneficial Owners, make no such distribution or offering, and may allow any rights, if applicable, to lapse.  The Depositary and the Company shall have no liability for any exercise of, or failure to exercise, any discretion provided for in this Agreement or in the Memorandum or Articles of Association of the Company or provisions of or governing Deposited Securities or for any consequential or punitive damages for any breach of the terms of this Agreement.

SECTION 5.05. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by 30 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a qualified successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 60 days' prior written notice of such removal, which shall become effective upon the appointment of a qualified successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting  its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.06 and 5.10), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding GDSs and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder.  Any such successor depositary shall at its own cost promptly provide notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.06. Fees and Charges of Depositary.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering GDSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of GDSs and (ii) surrender of GDSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the GDSs so issued are delivered (in the case of GDS issuances) and to the person who delivers the GDSs for cancellation to the Depositary (in the case of GDS cancellations).  In the case of GDSs issued by the Depositary into DTC or presented to the Depositary via DTC, the GDS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the GDSs from the Depositary or the DTC Participant(s) surrendering the GDSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable GDS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the GDS Record Date established by the Depositary.  For GDSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold GDSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the GDR program established pursuant to this Agreement upon such terms and conditions as the Company and the Depositary may agree in writing from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree in writing from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.07. The Custodian.  The Depositary has appointed Citibank, N.A., Mumbai Branch as Custodian for the purpose of this Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by 30 days' prior written notice of its election to do so delivered to the Depositary; such resignation to take effect upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided.  If upon the delivery of such notice of resignation there shall be no Custodian acting hereunder other than the Custodian delivering the notice, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian which shall thereafter be the Custodian hereunder.  The Depositary, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, may appoint a substitute or an additional custodian, which shall thereafter be a Custodian hereunder.  Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary and to the Company.  Immediately upon any change, the Depositary shall at its own expense give notice thereof in writing to all Holders.  If the Depositary appoints an additional or substitute custodian (as contemplated above) which is not a branch or subsidiary of Citibank, N.A., the Depositary agrees that (i) it shall obtain the consent of the Company prior to such appointment and (ii) it shall cooperate in good faith and shall use reasonable efforts to assist the Company in obtaining an agreement by such additional or substitute custodian to directly indemnify the Company for loss resulting from acts performed or omitted by the Custodian with substantially the same terms and conditions as the indemnity provided in Section 5.10.  Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities as are requested of it to any other Custodian together with all records maintained by it as Custodian with respect to such Deposited Securities.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

SECTION 5.08. Notices, Reports and Communications.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of, or solicitation of consents or proxies from, holders of Shares or of other Deposited Securities or any such meeting at which such holders are entitled to vote, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or of other Deposited Securities.  The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Association of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary English-language versions of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities.  The Depositary shall arrange, if so requested by the Company and at the Company's expense, for prompt provision of copies thereof to all Holders, or, at the reasonable request of the Company, shall also make such notices, reports and communications available to all Holders in the same manner as the Company makes them generally available to holders of Shares or on such other basis as the Company may advise the Depositary as being required by any law or regulation or any requirement of any stock exchange to which the Company may be subject, subject to any limitations imposed by United States law.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or other communications issued by the Company and delivered to the Depositary for inspection by the Holders of the GDSs at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

SECTION 5.09. Issuance of Additional Shares, GDSs etc.  The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance or assumption of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, (viii) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, or (ix) a distribution of securities other than Shares, it will obtain U.S. legal advice and take all steps necessary to ensure that the proposed transaction does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).  In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Indian counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of India and (2) all requisite regulatory consents and approvals have been obtained in India.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.  The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities or distribute securities other than Shares, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

Notwithstanding anything else contained in this Agreement, nothing in this Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

SECTION 5.10. Indemnification.  The Company agrees to indemnify the Depositary, each Custodian and their officers, directors and employees against, and hold each of them harmless from, any direct liability or expense which may arise in connection with the offer, issuance, sale, resale, withdrawal or transfer of GDSs, GDRs or Shares and any offering documents relating thereto or which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company or the exercise of voting rights or giving a proxy or power of attorney to vote the Shares in accordance with the provisions of Section 4.09 hereof, in accordance with the provisions of this Agreement and of the GDRs, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian or any of their respective agents, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents, except to the extent that such liability or expense arises out of information or the omission of information relating to the Depositary or to the Custodian, as the case may be, furnished in writing to the Company by the Depositary or the Custodian expressly for use in any document relating to the GDSs.

The Depositary agrees to indemnify the Company and its officers, directors and employees and hold them harmless from any direct liability or expense which may arise out of acts performed or omitted by the Depositary or Citibank, N.A. Mumbai in its capacity as custodian due to the negligence or bad faith of the Depositary or Citibank, N.A. Mumbai in its capacity as Custodian.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

The obligations set forth in this Section 5.10 shall survive the termination of this Agreement and the succession or substitution of any person indemnified hereby.

SECTION 5.11. Certain Rights of the Depositary; Limitations.  The Depositary, its agents and its Affiliates on their own behalf may own and deal in any class of securities of the Company and their Affiliates and in GDSs.  At the direction of the Company, the Depositary may cause the issuance of GDSs against rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records on behalf of the Company in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  Neither the Depositary nor the Custodian, in their respective capacities as such, shall lend Shares or GDSs; provided, however, that the Depositary may (i) issue GDSs prior to the receipt of Shares pursuant to Section 2.03 and (ii) deliver Shares prior to the receipt and cancellation of GDSs pursuant to Section 2.06, including GDSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive GDSs in lieu of Shares under (i) above and receive Shares in lieu of GDSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom GDSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or GDSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or GDSs in its records and to hold such Shares or GDSs in trust for the Depositary until such Shares or GDSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or GDSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of GDSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the GDSs outstanding (without giving effect to GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of GDSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.01. Amendment/Supplement.  The GDRs outstanding at any time, the provisions of this Agreement and the form of GDR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of Holders and Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees, charges or expenses (other than charges in connection with foreign exchange control regulations, taxes, or other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding GDSs until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding GDSs.  Notice of any amendment to this Agreement or any GDR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the GDSs to be registered on Form F-6 under the Securities Act or (b) the GDSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such GDSs, to consent and agree to such amendment or supplement and to be bound by this Agreement as amended thereby.  In no event may any amendment impair the right of any Holder to surrender such Holder's GDS and receive the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Agreement, the GDRs or the form of GDR attached hereto to ensure compliance therewith, the Company and the Depositary may amend or supplement the Agreement, the form of GDR and any GDRs outstanding, at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Agreement, the form of GDR and any GDRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.02. Termination.  The Depositary shall at any time at the direction of the Company, terminate this Agreement by providing notice of such termination to the Holders of all GDSs then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05 of this Agreement, the Depositary may terminate this Agreement by distributing notice of such termination to the Holders of all GDSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  On and after the date of termination of this Agreement, the Holder of a GDS will, upon surrender of such GDS at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of GDSs referred to in Section 2.06 hereto and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him/her or upon his/her order, of the amount of Deposited Securities represented by such GDS.  If any GDSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of GDSs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Agreement, and shall continue to deliver Deposited Securities or the proceeds thereof, as permitted by applicable law, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Shares, rights or other property, in all such cases, without liability for interest, in exchange for GDSs surrendered to the Depositary after deducting or charging, as the case may be in each case the charges of the Depositary, any expense for the account of the Holders in accordance with this Agreement and any applicable taxes or governmental charges or assessments.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of GDSs which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Agreement, except to account for such net proceeds and other cash.  Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Depositary under Sections 5.06, 5.10 and 7.06 hereof.  The obligations of the Depositary under Section 5.10 hereof shall survive the termination of this Agreement.  The obligations under the terms of this Agreement of Holders and Beneficial Owners of GDSs outstanding as of the date of termination shall survive such termination and shall be discharged only when the applicable GDSs are presented by their Holders to the Depositary for cancellation under the terms of this Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder at the Principal Office of the Depositary and the principal office of any Custodian during business hours.

SECTION 7.02. No Third-Party Beneficiaries.  This Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.  Nothing in this Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, and (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.03. Severability.  In case any one or more of the provisions contained in this Agreement or in the GDRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04. Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and the Beneficial Owners will be parties to this Agreement and will be bound by all of the terms and conditions hereof and of any GDR evidencing their GDSs by acceptance thereof or by acquisition of any beneficial interest therein.

SECTION 7.05. Notices.  Any and all notices to be given to the Company shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to the Company at its principal office located at B-Wing, Ahura Centre, 2nd Floor, Mahakali Caves Road, Andheri (E), Mumbai – 400093, Maharashtra, India, Attention:  Mr. Sanjeeb Chaterjee, Company Secretary, UltraTech Cement Limited, or to any other address which the Company may specify in writing.

Any and all notices to be given to the Depositary shall be in writing and shall be deemed go have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention:  ADR Department or to any other address which the Depositary may specify by notice.

Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A., Mumbai Branch, 81 Dr. Annie Besant Road, Worli, Mumbai 400 018, or to any other address which the Custodian may specify in writing to the Company.  Any and all notices to be given to any Holder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Agreement.  Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of GDSs held by such other Holders.

Delivery of a notice sent by mail or air courier shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after dispatch, and any notice sent by cable, telex or facsimile transmission as provided in this Section shall be deemed to be effective 24 hours after dispatch.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 7.06. Governing Law.  This Agreement and the GDRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York applicable to contracts made and to be wholly performed in that State.  Notwithstanding anything contained in this Agreement, any GDR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed  by the laws of India (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

The Company hereby irrevocably designates, appoints and empowers for a period of one year CT Corporation System (the “Agent”) now at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent to receive on its behalf service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06, and the Company agrees to renew such appointment as necessary to maintain such appointment throughout the term of this Agreement.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof.  The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the U.S., and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the U.S. in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Agreement, any GDR or the Deposited Securities.

No disclaimer of liability under the Securities Act is intended by any provision of this Agreement.  The provisions of this Section 7.06 shall survive any termination of this Agreement, in whole or in part and the succession or substitution of any party hereto.

SECTION 7.07. Indian Law References.  Any summary of Indian laws and regulations and of the terms of the Company's Memorandum and Articles of Association set forth in this Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary.  While such summaries are believed by the Company to be accurate as of the date of this Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company's Memorandum and Articles of Association may change after the date of this Agreement.  Neither the Depositary nor the Company has any obligation under the terms of this Agreement to update any such summaries.

SECTION 7.08. Prohibition of Assignment.  Neither the Company nor the Depositary may assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein, including without limitation, Section 5.05 hereof.

SECTION 7.09. Compliance with U.S. Securities Laws.  Notwithstanding any other provision of this Agreement or the GDRs, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.10. Amendment and Restatement.  The Depositary shall arrange to have new GDRs printed that reflect the form of GDR attached to this Agreement.  All GDRs issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing GDRs, shall be substantially in the form of the specimen GDR attached as Exhibit A hereto.  However, Global depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of GDR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under this Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to (i) promptly send notice of the execution of this Agreement  to all holders of global depositary shares outstanding under the Original Deposit Agreement as of the date hereof and (ii) inform holders of global depositary shares issued as “certificated global depositary shares” and outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their Global depositary receipts for one or more GDR(s) issued pursuant to this Agreement.

Holders and Beneficial Owners of global depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of GDSs issued pursuant and be subject to all of the terms and conditions of this Agreement in all respects, provided, however, that any term of this Agreement that prejudices any substantial existing right of holders or beneficial owners of global depositary shares issued under the Original Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by this Agreement shall have been given to holders of GDSs outstanding as of the date hereof.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of GDSs issued in accordance with the terms hereof or upon acquisition of any beneficial interest therein.

ULTRATECH CEMENT LIMITED

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title:

EXHIBIT A

[FORM OF GDR]

Number___________	CUSIP Number________

Global Depositary Shares (each Global Depositary Share representing the right to receive two (2) Fully Paid equity shares)

GLOBAL DEPOSITARY RECEIPT

FOR

GLOBAL DEPOSITARY SHARES

representing

DEPOSITED EQUITY SHARES

of

UltraTech Cement Limited

 (Incorporated in the Republic of India as a
public company with limited liability)

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY AND THE GLOBAL DEPOSITARY SHARES EVIDENCED HEREBY MAY NOT AT ANY TIME BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO ANY PERSON IN INDIA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A RESIDENT OF INDIA, EXCEPT TO INDIAN MUTUAL FUNDS REGISTERED WITH THE SECURITIES AND EXCHANGE BOARD OF INDIA.

THE SHARES REPRESENTED BY THE GDSs EVIDENCED HEREBY WILL NOT BE AVAILABLE FOR WITHDRAWAL UNLESS AN AMOUNT EQUAL TO SUCH SHARES ON DEPOSIT WITH THE CUSTODIAN HAS BEEN BOTH LISTED FOR TRADING ON THE INDIAN STOCK EXCHANGES AND DE-MATERIALIZED.

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), hereby certifies that __________ is the owner of _____________ Global Depositary Shares (hereinafter “GDS”) representing deposited equity shares, including evidence of rights to receive such equity shares (the “Shares”), of UltraTech Cement Limited, a limited liability company organized under the laws of the Republic of India as a public company (the “Company”). As of the date of the Deposit Agreement (as hereinafter defined), each GDS represents two (2) Shares deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A., Mumbai Branch (the “Custodian”).  The GDS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement.  The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1)           The Deposit Agreement.  This Global Depositary Receipt is one of an issue of Global Depositary Receipts (“GDRs”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of [DATE], 2010 (as amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of GDSs issued thereunder, which amended and restated the International Deposit Agreement, dated as of May 27, 2007.  The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of GDSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian.  Each Holder and each Beneficial Owner, upon acceptance of any GDSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable GDR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable GDR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable GDR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this GDR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary has made arrangements for the acceptance of the GDSs into DTC.  Each Beneficial Owner of GDSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such GDSs.  The Depositary may issue Uncertificated GDSs subject, however, to the terms and conditions of Section 2.13 of the Deposit Agreement.

(2)           Surrender of GDSs and Withdrawal of Deposited Securities.  Subject to the receipt by the Depositary and/or Custodian (as the case may be) of written confirmation from the Company of the dematerialization of the Shares and the receipt of listing and trading approvals from the Indian Stock Exchanges, the Holder of this GDR (and of the GDSs evidenced hereby) shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the GDSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the GDSs evidenced hereby (and, if applicable, this GDR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this GDR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the GDSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.06 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this GDR evidencing the surrendered GDSs, of the Deposit Agreement, of the Company’s Memorandum and Articles of Association and of any applicable laws and the rules of the Indian Central Depository System, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.  Such delivery of Deposited Securities shall be made without unreasonable delay.  The Depositary shall restrict the withdrawal of designated Deposited Securities whenever it is notified in writing by the Company that such withdrawal would result in a breach of ownership restrictions under applicable Indian law, subject, however, to Section 2.07 of the Deposit Agreement.  Certificates for withdrawn Deposited Securities may contain such legends, and the withdrawn Deposited Securities may be subject to such transfer restrictions or certifications, as the Company or the Depositary may from time to time determine to be necessary for compliance with applicable laws.

The Company has informed the Depositary that, under Indian laws, practices and procedures as in effect as of the date hereof, no Shares may be withdrawn upon presentation of GDSs (and if applicable, the GDRs evidencing such GDSs) for cancellation under Section 2.06 of the Deposit Agreement until (i) the Company has delivered written confirmation that the number of Shares requested for withdrawal have been listed for trading on the Indian Stock Exchanges (such Shares, the “Listed Shares”) to the Custodian, (ii) the Listed Shares have been de-materialized (such Shares, the “De-Materialized Shares,” and Shares that are both Listed Shares and De-Materialized Shares, hereinafter referred to as the “Final Shares”), and (iii) an equivalent number of Final Shares are available at the facilities of the Custodian.   The parties hereto acknowledge and agree that (a) the Depositary will deliver Shares represented by GDSs (and if applicable, the GDRs representing such GDSs) presented for cancellation pursuant to Section 2.06 of the Deposit Agreement only to the extent of the number of Final Shares then on deposit with the Custodian, (b) the Depositary will process presentations of GDSs for withdrawal of Final Shares under Section 2.06 of the Deposit Agreement on a first come, first served basis, (c) the Depositary will complete requests for cancellation of GDSs and withdrawal of the Shares represented thereby only to the extent of the number of Final Shares at such time on deposit with the Custodian, (d) the Depositary will refuse to complete a request for cancellation of GDSs and withdrawal of Shares to the extent the number of Shares requested for withdrawal exceeds the number of Final Shares at such time deposited with the Custodian, and (e) the Depositary reserves the right to suspend withdrawals of Shares under Section 2.06 of the Deposit Agreement until such time as the requisite number of Final Shares are deposited with the Custodian.  The Company agrees to deliver to the Depositary and/or the Custodian, as applicable, written confirmation of the number of Listed Shares deposited with the Custodian under the Deposit Agreement promptly upon the receipt of confirmation of listing from the Indian Stock Exchanges of such Shares.  The Depositary will instruct the Custodian to deliver to the Depositary confirmation of the satisfaction of all the requirements for the de-materialization of the Listed Shares as soon as practicable upon the de-materialization of such Listed Shares.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the GDSs Delivered to it (and, if applicable, the GDRs evidencing the GDSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the GDSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the GDSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this GDR evidencing the GDSs so cancelled, of the Memorandum and Articles of Association of the Company, of any applicable laws and of the rules of the Indian Central Depository System, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept surrender of GDSs or written instructions for the purpose of withdrawal of less than one Share.  In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares.  In the case of surrender of  GDSs representing other than a whole number of Shares, the Depositary shall cause delivery of the appropriate whole number of Shares as hereinabove provided, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such GDSs the number of GDSs representing any remaining fractional Shares or (ii) sell or cause to be sold the fractional Shares represented by the GDSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the GDSs.  Notwithstanding anything else contained in this GDR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the GDSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering GDSs represented by the GDR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such GDSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3)           Transfers, Split-ups and Combinations.  Subject to applicable law and the limitations stated herein and in the Deposit Agreement, and in this GDR, the Registrar shall register transfers of any GDR (and of the GDSs represented thereby) on its transfer books if each of the following conditions has been satisfied: (i) Delivery of any GDR by the Holder thereof in person or by duly authorized attorney to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered GDRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), (iii) the surrendered GDRs have been duly stamped as may be required by any applicable law, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in the Deposit Agreement) have been paid.  Thereupon, the Depositary shall execute a new GDR or GDRs and deliver the same to or upon the order of the person entitled thereto.  The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

The Registrar, subject to the terms and conditions of the Deposit Agreement and applicable law, shall upon Delivery to the Depositary at its Principal Office of this GDR for the purpose of effecting a split-up or combination of such GDR,  and payment of all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.06 of the Deposit Agreement) execute and Deliver a new GDR or GDRs in the name of the same Holder for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as the GDR or GDRs surrendered.

(4)           Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any GDSs for the purpose of withdrawal of any Deposited Securities, the delivery of any distribution thereon or adjustment to the Depositary's records in order to reflect deposit of Shares or such transfer or surrender for withdrawal, the Depositary or the Custodian or the Company by written instructions to the Depositary may require (i) payment from the Holder, depositor of Shares or the presenter of GDSs or the presenter of written instructions of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, custody or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (10) of this GDR, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to a signature guarantee in accordance with industry practice, (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal and sale of Deposited Securities, (iv) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities Act and rules and regulations thereunder, and (v) compliance with such other restrictions, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

Upon notice to the Company, the issuance of GDSs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of GDSs in particular instances may be refused, or the registration of transfers of GDSs generally may be suspended, or the surrender of outstanding GDSs for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission or any securities exchange on which the GDSs or Shares are listed, or under any provision of the Deposit Agreement or the representative GDR(s), if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases, to paragraph (23).  Notwithstanding any provision of the Deposit Agreement or this GDR to the contrary, Holders are entitled to surrender outstanding GDSs to withdraw the Deposited Securities associated herewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the GDSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)           Compliance With Information Requests.  Notwithstanding any other provision of the Deposit Agreement or this GDR, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the Indian Stock Exchanges, and any other stock exchange on which the Shares or GDSs are, or will be, registered, traded or listed or the Memorandum and Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns GDSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such GDSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

(6)           Ownership Restrictions.    Notwithstanding any other provision of this GDR or the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or under the Memorandum and Articles of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the GDSs where such transfer may result in the total number of Shares represented by the GDSs owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of GDSs, the removal or limitation, of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the GDSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Memorandum and Articles of Association of the Company.

Applicable laws and regulations may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of GDSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances.  Holders and Beneficial Owners of GDSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals.  Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations in effect from time to time.  Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

(7)           Liability of Holder For Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect hereto or to any GDSs or any Deposited Securities represented by the GDSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner hereof to the Depositary.  The Depositary may (and at the request of the Company shall) refuse, and the Company shall be under no obligation, to issue GDSs, deliver GDSs, register the transfer of all or part of any GDSs, register the split-up or combination of GDRs and (subject to Section 7.09 of the Deposit Agreement) the withdrawal of Deposited Securities until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the GDSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

(8)           Representations and Warranties of Depositors.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are duly authorized, are validly issued, fully paid and non-assessable and free of any preemptive (or similar) rights, and that the person making such deposit is duly authorized so to do, and the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that the Shares presented for deposit have not been stripped of any rights or entitlements and are not, and the GDSs will not be Restricted Securities (except as contemplated in Section 2.14 of the Deposit Agreement) and the deposit of the Shares will not violate the registration requirements of the Securities Act.  Such representations and warranties shall survive the deposit and withdrawal of Shares and issuance and cancellation of GDSs or adjustments in the Depositary's records. Every such person shall also be deemed to represent and warrant that such person is not and shall not become at any time while such person holds GDRs or any beneficial interest therein an Affiliate of the Company.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(9)           Filing Proofs, Certificates and Other Information.  Any person depositing Shares, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, taxpayer status, payment of applicable taxes or governmental charges, or legal or beneficial ownership of the GDSs and Deposited Securities and the nature of such interest, compliance with all applicable laws and the terms of the Deposit Agreement, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties as the Depositary, the Custodian or the Company may deem necessary or proper.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any GDS or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (23), the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties are made.

(10)           Charges of Depositary.  The Depositary shall charge the following fees:

(i)
Issuance Fee:  to any person depositing Shares or to whom GDSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)
Cancellation Fee:  to any person surrendering GDSs for cancellation and withdrawal of Deposited Securities or to any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) surrendered;

(iii)
Cash Distribution Fee:  to any Holder of GDSs, a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)
Stock Distribution /Rights Exercise Fee:  to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional GDSs;

(v)
Other Distribution Fee:  to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held for the distribution of securities other than GDSs or rights to purchase additional GDSs; and

(vi)	Depositary Services Fee: to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering GDSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of GDSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, GDSs and GDRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All such fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charged payable by Holders and Beneficial Owners, only in the manner contemplated by paragraph (21) of this GDR and as contemplated in the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of GDSs and (ii) surrender of GDSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the GDSs so issued are delivered (in the case of GDS issuances) and to the person who delivers the GDSs for cancellation to the Depositary (in the case of GDS cancellations).  In the case of GDSs issued by the Depositary into DTC or presented to the Depositary via DTC, the GDS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the GDSs from the Depositary or the DTC Participant(s) surrendering the GDSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable GDS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the GDS Record Date established by the Depositary.  For GDSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold GDSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the GDR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree in writing from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree in writing from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05 of the Deposit Agreement, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

 (11)           Title to GDRs.  It is a condition of this GDR, and every successive Holder of this GDR by accepting or holding the same consents and agrees, that title to this GDR (and to each GDS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated GDSs, such GDR has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this GDR (that is, the person in whose name this GDR is registered on the books of the Depositary) as the absolute owner hereof for all purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this GDR to any holder of this GDR or any Beneficial Owner unless, in the case of a holder of GDSs, such holder is the Holder of this GDR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(12)           Validity of GDR.  The Holder(s) of this GDR (and the GDSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement nor shall this GDR (or the GDSs represented hereby) be valid or enforceable for any purpose against the Depositary or the Company unless this GDR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of GDRs.  A GDR bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such GDR by the Depositary.

(13)           Available Information; Reports; Inspection of Transfer Books.  The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  As of the date hereof the Company's internet website is www.ultratechcement.com.  The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b).  The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary shall make available for inspection by Holders at its Principal Office and at the principal office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall, if so requested by the Company, also deliver to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.08 of the Deposit Agreement.  The furnishing of copies of such notices, reports and communications by the Company to the Depositary for transmittal to the Holders shall not constitute a recognition by the Company that any such persons have rights as legal owners of Shares or that notification to such persons is necessary under Indian law prior to the Company taking any corporate action or shareholder vote.

The Depositary shall keep books at its Principal Office for the registration of GDRs and transfers of GDRs which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the GDSs or the GDRs.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or when reasonably requested by the Company subject, in all cases, to paragraph (23).

Dated:

CITIBANK, N.A. Transfer Agent and Registrar	CITIBANK, N.A., as Depositary
By Authorized Signatory	By Vice President

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF GDR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14)           Dividends and Distributions; Rights.  Whenever the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give notice thereof to the Depositary at least fifteen (15) days prior to the proposed distribution, specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish the GDS Record Date upon the terms described in Section 4.08 of the Deposit Agreement.  Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution in respect of any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Securities or any other entitlements held in respect of Deposited Securities under the terms hereof, subject to the provisions of Section 4.07 of the Deposit Agreement, and if in the judgment of the Custodian or Depositary, such dividend or distribution or proceeds received in foreign currency may be converted on a practicable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto, then the Custodian or Depositary shall convert or cause to be converted as promptly as practicable such foreign currency into dollars and distribute the amount thus received (without liability for interest and less any reasonable and customary expenses incurred by the Custodian or Depositary in converting such foreign currency) to the Holders entitled thereto as of the GDS Record Date in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary in accordance with Section 5.06 of the Deposit Agreement; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of the GDSs representing such Deposited Securities shall be reduced accordingly.  If at any time in the judgment of the Depositary the amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto.

Whenever the Company intends to make a free distribution of Shares, the Company shall give notice thereof to the Depositary at least fifteen (15) days prior to the proposed distribution, specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish the GDS Record Date upon the terms described in Section 4.08 of the Deposit Agreement.  Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary may, and shall, if the Company so requests, either (i) distribute to the Holders entitled thereto as of the GDS Record Date, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDSs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution or (ii) if additional GDSs are not so distributed, take all actions necessary so that each GDS issued and outstanding after the GDS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby, in either case after deduction or upon payment of the fees and expenses of the Depositary in accordance with Section 5.06 of the Deposit Agreement; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders as to which question the Depositary intends to rely on a legal opinion provided in accordance with Section 5.09 of the Deposit Agreement) the Depositary deems such distribution not to be practicable, the Depositary may (i) adopt such method as it may deem practicable for the purpose of effecting such distribution, including the public or private sale of the Shares thus received, or any part thereof, and the prompt distribution of the net proceeds of any such sale to the Holders entitled thereto as in the case of a distribution received in cash or (ii) refrain from effecting such distribution altogether.  In lieu of issuing fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.

Whenever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least forty-five (45) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution and whether or not it wishes such elective distribution to be made available to Holders of GDSs.  Upon the timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of GDSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable, and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.09 of the Deposit Agreement.  If the above conditions are not satisfied, the Depositary shall establish a GDS Record Date on the terms described in Section 4.08 of the Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in India in respect of the Shares for which no election is made, either (X) cash or (Y) additional GDSs representing such additional Shares, in each case upon the terms described in the Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish a GDS Record Date on the terms described in Section 4.08 of the Deposit Agreement and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional GDSs.  Such distribution of cash or additional GDSs shall be made, in each case, upon the terms described in the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than GDSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, either (a) if it is lawful and practicable, after deduction or upon payment of the fees and expenses of the Depositary, make such rights available to all or certain Holders or Beneficial Owners by means of warrants or instruments in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem practicable in order to facilitate the exercise, sale or transfer of rights by such Holders if lawful and practicable, or (b) if making such rights available to certain Holders or Beneficial Owners is not lawful or not practicable, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, make reasonable efforts to sell such rights or warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the accounts of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any GDR or GDRs, or otherwise, and distribute the net proceeds allocated to the extent practical as in the case of a distribution pursuant to Section 4.02 of the Deposit Agreement.

The Depositary will not offer any rights to the Holders or Beneficial Owners unless and until a registration statement under the Securities Act is in effect, or unless the offering and sale of such rights or securities to the Holders and Beneficial Owners are in the opinion of United States counsel satisfactory to the Depositary exempt from registration under the provisions of such Act.  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  The Company shall have no obligation to register such rights or such securities under the Securities Act or other applicable law.

Whenever the Custodian or the Depositary receives any distribution other than cash, Shares or rights upon any Deposited Securities, the Custodian or the Depositary shall, as promptly as practicable, cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary in accordance with the terms of the Deposit Agreement, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem practicable for accomplishing such distribution. If in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities, in whole or in part, cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be practicable, the Depositary may adopt such method as it may deem practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed to the Holders entitled thereto as in the case of a distribution received in cash.

 (15)           Fixing of GDS Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS, or whenever the Depositary shall receive notice of any meeting or solicitation of consents or proxy of holders of shares or other Deposited Securities or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (the “GDS Record Date”) after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) (a) for the determination of the Holders who will be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or to receive notice as to such meeting (b) for fixing the date on or after which each GDS will represent the changed number of Shares or (c) in respect of other matters.  Subject to applicable law and the provisions of Sections 4.02 through 4.07, 4.09, 4.10 and to the other terms and conditions of the Deposit Agreement, only the Holders of GDSs at the close of business in New York on such GDS Record Date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof and to exercise the rights of Holders hereunder with respect to such changed number of Shares represented by each GDS, in proportion to the number of GDSs held by them respectively.

(16)           Voting of Deposited Securities.  Holders and Beneficial Owners will have no voting rights with respect to the Deposited Securities.  The Depositary will not exercise any voting rights in respect of the Deposited Securities unless it is required to do so by the law of the Republic of India.

As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, if requested in writing by the Company, fix the GDS Record Date for determining the Holders entitled to receive information as to such meeting or solicitation of consent or proxy in accordance with Section 4.08 of the Deposit Agreement and shall distribute to the Holders as of the GDS Record Date: (a) such notice of meeting or solicitation of consent or proxy, and (b) a statement that the Holders of GDSs do not have the right to instruct the Depositary to vote the Shares or other Deposited Securities represented by their GDSs.

Notwithstanding anything contained in the Deposit Agreement or this GDR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of any stock exchange on which the GDSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials.)

If the Depositary is required by Indian law to exercise any voting rights in respect of the Deposited Securities, the Depositary will, subject to receipt of an opinion of the Company’s Indian counsel reasonably satisfactory to the Depositary that it is required so to do and such action is in conformity with all applicable laws of the Republic of India, vote the Shares then held on deposit in the same manner and in the same proportion as the other shareholders of the Company exercising voting rights in favor of or against any resolution under consideration before the meeting of the shareholders of the Company. Except as provided in the foregoing sentence, the Depositary shall not exercise any voting rights with respect to the Shares and shall have no liability to the Company or any Holder or Beneficial Owner for any action taken or not taken, as the case may be, pursuant to Section 4.09 of the Deposit Agreement.  By holding or continuing to hold GDSs, Holders are deemed to consent to the foregoing voting provisions.

(17)           Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any shares, other securities or other property which shall be received by the Depositary or the Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities of the Company shall, to the extent permitted by law, be treated as new Deposited Securities, and the GDSs shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional or new GDSs are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company's approval, and shall, at the Company's request, subject to receipt of an opinion of counsel satisfactory to the Depositary that such distributions are not in violation of applicable laws and regulations, (i) issue and deliver additional GDSs or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement and this GDR, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the GDSs, (iv) call for the surrender of outstanding GDRs to be exchanged for new GDRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the GDSs.  The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of GDSs.  In lieu of delivering fractional GDSs, the Depositary shall sell the number of Shares or GDSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.02 of the Deposit Agreement. Notwithstanding the foregoing, if the Depositary determines that any such adjustment, delivery or exchange is not lawful or practicable, the Depositary may, and shall, if the Company so requests, subject to receipt of an opinion of counsel satisfactory to the Depositary that such action is not in violation of applicable laws and regulations, sell such securities or property at public or private sale and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.02 of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by the preceeding paragraph in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.

(18)           Withholding.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Shares or rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of GDSs held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

(19)           Liability of the Company and the Depositary.  Neither the Depositary nor the Company nor any of their directors, employees, agents or affiliates shall incur any liability to any Holder, Beneficial Owner or other person, if by reason of any provision of any present or future law or regulation of the United States, the Republic of India or any other country or jurisdiction, or of any other governmental authority or stock exchange, or by reason of any act of God, terrorism or war or other circumstances beyond its control, or, in the case of the Depositary, by reason of any provision, present or future, of the Company's Memorandum or Articles of Association, or of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company, or any of their directors, employees, agents or affiliates, is prevented, delayed or forbidden from, or is subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary, the Company or any of their directors, employees, agents or affiliates incur any liability to any Holder, Beneficial Owner or other person by reason of any nonperformance or delay, caused by any of the aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or of the Company's Memorandum or Articles of Association including, without limitation, any loss occasioned by sale of Shares. Neither the Company nor the Depositary nor any director, employee, agent or affiliate of the Depositary or Custodian assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders, Beneficial Owners or other persons, except that each of them agrees to act in good faith and without negligence in the performance of such duties as are specifically set forth in the Deposit Agreement.  The legal relationship created between the Depositary and the Holders and the Beneficial Owners is not a trust and the Depositary will not be acting as a trustee for the Holders or the Beneficial Owners.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents.  Neither the Depositary nor the Company nor any director, employee, agent or affiliate of the Depositary or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDSs, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian or agent of the Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company nor any director, employee, agent or affiliate of the Depositary or the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and its agents and the Company and their agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or Beneficial Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, or for any tax consequences that may result from the ownership of GDSs, Shares or Deposited Securities, for allowing any rights to lapse upon the terms the Deposit Agreement or for the failure or timeliness of any notice from the Company.  Subject to the provisions of the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company (and their affiliates) and in GDRs.

The Company and the Depositary have each agreed to indemnify the other in certain circumstances arising out of acts performed or omitted in connection with the Deposit Agreement, the offer or sale of the GDRs or Shares and any offering document relating thereto.

(20)           Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by 30 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a qualified successor depositary and its acceptance of such appointment as hereinafter provided.  The Depositary may at any time be removed by the Company by 60 days' prior written notice of such removal, which shall become effective upon the appointment of a qualified successor depositary and its acceptance of such appointment as hereinafter provided.  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting  its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.06 and 5.10 of the Deposit Agreement), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding GDSs and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder.  Any such successor depositary shall at its own cost promptly provide notice of its appointment to the Holders.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(21)           Amendment/Supplement.  This GDR, the provisions of the Deposit Agreement and the form of GDR attached thereto may at any time and from time to time be amended or supplemented by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of Holders and Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees, charges or expenses (other than charges in connection with foreign exchange control regulations, taxes, or other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding GDSs until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding GDSs.  Notice of any amendment to the Deposit Agreement or any GDR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).  The parties to the Deposit Agreement have agreed that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the GDSs to be registered on Form F-6 under the Securities Act or (b) the GDSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such GDSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended thereby.  In no event may any amendment impair the right of any Holder to surrender such Holder's GDS and receive the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Deposit Agreement, the form of GDR attached thereto or this GDR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement, the form of GDR attached thereto and this GDR, at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement, the form of GDR attached thereto and this GDR in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations..

(22)           Termination.  The Depositary shall at any time at the direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all GDSs then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all GDSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  On and after the date of termination of the Deposit Agreement, the Holder of a GDS will, upon surrender of such GDS at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of GDSs referred to in Section 2.06 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him/her or upon his/her order, of the amount of Deposited Securities represented by such GDS.  If any GDSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of GDSs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities or the proceeds thereof, as permitted by applicable law, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Shares, rights or other property, in all such cases, without liability for interest, in exchange for GDSs surrendered to the Depositary after deducting or charging, as the case may be in each case the charges of the Depositary, any expense for the account of the Holders in accordance with the Deposit Agreement and any applicable taxes or governmental charges or assessments.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of GDSs which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.06, 5.10 and 7.06 thereof.  The obligations of the Depositary under Section 5.10 thereof shall survive the termination of the Deposit Agreement.  The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of GDSs outstanding as of the date of termination shall survive such termination and shall be discharged only when the applicable GDSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

(23)           Compliance with U.S. Securities Laws.  Notwithstanding any other provision of the Deposit Agreement or this GDR, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act..

(24)           Certain Rights of the Depositary; Limitations.  The Depositary, its agents and its Affiliates on their own behalf may own and deal in any class of securities of the Company and their Affiliates and in GDSs.  At the direction of the Company, the Depositary may cause the issuance of GDSs against rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  Neither the Depositary nor the Custodian, in their respective capacities as such, shall lend Shares or GDSs; provided, however, that the Depositary may (i) issue GDSs prior to the receipt of Shares pursuant to Section 2.03 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of GDSs pursuant to Section 2.06 of the Deposit Agreement, including GDSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive GDSs in lieu of Shares under (i) above and receive Shares in lieu of GDSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom GDSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or GDSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or GDSs in its records and to hold such Shares or GDSs in trust for the Depositary until such Shares or GDSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or GDSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of GDSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the GDSs outstanding (without giving effect to GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of GDSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within GDS and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said GDS on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:________________________________
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this GDR.

__________________________
SIGNATURE GUARANTEED

All endorsements or assignments of GDRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

Legends

[The GDRs issued in respect of Partial Entitlement Global Depositary Shares shall bear the following legend on the face of the GDR:  “This GDR evidences GDSs representing  'partial entitlement' equity Shares of UltraTech Cement Limited and as such do not entitle the holders thereof to the same per-share entitlement as other equity Shares (which are 'full entitlement' equity Shares) issued and outstanding at such time.  The GDSs represented by this GDR shall entitle holders to distributions and entitlements identical to other GDSs when the equity Shares represented by such GDSs become 'full entitlement' equity Shares.”]

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.	Depositary Fees

The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering GDSs for cancellation agree to pay the following fees of the Depositary:

Service		Rate	By Whom Paid
(1)	Issuance of GDSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) issued.	Person depositing Shares or person receiving GDSs.
(2)	Delivery of Deposited Securities against surrender of GDSs.	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) surrendered.	Person surrendering GDSs for the purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3)	Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) held.	Person to whom distribution is made.
(4)	Distribution of GDSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional GDSs.	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) held.	Person to whom distribution is made.
(5)	Distribution of securities other than GDSs or rights to purchase additional GDSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) held.	Person to whom distribution is made.
(6)	Depositary Services.	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding GDSs on the applicable record date(s) established by the Depositary.

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II.	Charges

Holders, Beneficial Owners, persons depositing Shares and persons surrendering GDSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of GDSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, GDSs and GDRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

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